Exhibit 10.10
FIRST AMENDMENT TO THE
TREEHOUSE FOODS, INC.
EQUITY AND INCENTIVE PLAN
     WHEREAS, TreeHouse Foods, Inc. (the “Company”), maintains the TreeHouse Foods, Inc. Equity and Incentive Plan, as amended and restated effective February 16, 2007 (the “Plan”); and
     WHEREAS, pursuant to Section 10(a) of the Plan, the Board of Directors of the Company now desires to amend the Plan for documentary compliance with Internal Revenue Code Section 409A.
     NOW, THEREFORE, Section 11(b)(iv) of the Plan is amended, effective January 1, 2008, by adding a sentence at the end thereof to read as follows:
     “Any such deferral election must defer receipt for a period of at least two years.”
     IN WITNESS WHEREOF, the Board of Directors of the Company, acting by and through the Company’s General Counsel and Chief Administrative Officer, has caused this First Amendment to be executed as of the 7 day of November, 2008.

TreeHouse Foods, Inc.

By:	/s/ Thomas E. O’Neill

Its: General Counsel and Chief Administrative Officer